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                                                                   Exhibit 23.10



                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Web Yes, Inc.

     We consent to the use of our report on the consolidated financial statements of Web Yes, Inc. as of December 31, 1997 and 1998 and for each of the years then ended dated June 30, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP


Boston, Massachusetts
July 16, 1999